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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bank of the Ozarks, Inc. of our report dated January 14, 2000, included in the 1999 Annual Report to Stockholders of Bank of the Ozarks., Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32173) pertaining to the Bank of the Ozarks, Inc. Stock Option Plan, Form S-8 (No. 333-74577) pertaining to the Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan and Form S-8 (No. 333-32175) pertaining to the Bank of the Ozarks, Inc. Non-employee Director Stock Option Plan of our report dated January 14, 2000, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of Bank of the Ozarks, Inc. for the year ended December 31, 1999.

                                                       /s/ Ernst & Young LLP


Little Rock, Arkansas
March 20, 2000